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                                                Filed Pursuant to Rule 424(b)(3)
                                                              File No. 333-65836




                      Columbia Financial of Kentucky, Inc.
                  2497 Dixie Highway o Ft. Mitchell, Ky. 41017






                                              October 1, 2001


Dear Shareholder:

         On or about September 28, 2001, you were sent a Notice of Special Meeting of Shareholders, a joint prospectus/proxy statement and a proxy card for a special meeting of shareholders of Columbia Financial of Kentucky, Inc., to be held on October 31, 2001. The joint prospectus/proxy statement indicated that it was accompanied by Columbia Financial's Annual Report on Form 10-K for the year ended September 30, 2000, and Columbia Financial's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001. The reports on Form 10-K and Form 10-Q were inadvertently omitted from the mailing.

         Enclosed is a copy of each of those reports. We are sorry for any confusion or inconvenience!

                                              Sincerely,



                                              Robert V. Lynch
                                              President